                                                                 Exhibit (d)(2)


                                   TUCOWS INC.
               AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN
                             STOCK OPTION AGREEMENT
                               FOR U.S. EMPLOYEES


This Stock Option Agreement, dated ________________, evidences the grant of an option pursuant to the provisions of the Amended and Restated 1996 Equity Compensation Plan (the "Plan") of Tucows Inc. (the "Company") to the individual whose name appears below (the "Participant"), covering the specific number of shares of Common Stock of the Company ("Shares") set forth below, pursuant to the provisions of the Plan and on the following terms and conditions:

1. Name of Participant:
                        ----------------------------------------

2. Number of Shares subject to this option:                       Shares
                                             --------------------

3. Exercise price per Share subject to this option:  $
                                                       ----------

4. Date of grant of this option:
                                  -------------------------------

5. Type of option:
                    ------------------

6. Vesting: Under the terms of this Stock Option Agreement,
   ________________ Shares shall vest on _____________, and an additional
   ________________ shall vest on ________________ and on the last day of each month ending after such date through __________________, with any remaining Shares vesting on __________________.

   Vesting ceases immediately upon termination of employment or provision of services for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date. Once vesting has occurred, the vested portion can be exercised at any time, subject to Section 7 below.

7. The last day on which the vested portion of this option can be exercised is the EARLIEST of:

     a.   ___________________

     b. the date on which the Participant's employment or provision of services terminates for "termination for cause" (as defined in the Plan);

     c. 90 days following the date that the Participant's employment or provision of services terminates other than for "termination for cause" (as defined in the Plan), death or "disability" (as defined in the Plan); or

     d. 1 year following the Participant's death or "disability" (as defined in the Plan).

The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference and this option is subject to such terms and conditions in all respects. Capitalized terms that are used but not otherwise defined herein shall have the meaning given to such terms in the Plan. This Stock Option Agreement (including the Annex A attached hereto) and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements. If the Participant is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Participant shall submit to the Company a notice of exercise, in the form attached as Annex A, specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise.



Accepted and Agreed:                        Tucows Inc.

______________________________              By:
                                                   ---------------------------
Signature of Participant
                                            Title:
                                                   ---------------------------


Attachment: Annex A (Form of Notice of Exercise)

                                     ANNEX A

                                   TUCOWS INC.
                       NOTICE OF EXERCISE OF STOCK OPTION

Pursuant to the provisions of the Tucows Inc. Amended and Restated 1996 Equity Compensation Plan (the "Plan") and the Stock Option Agreement dated _______________, issued by Tucows Inc. (the "Company") to ___________________,
(the "Stock Option Agreement"), I hereby exercise the (circle one) [nonqualified stock option or incentive stock option] granted under the terms of the Stock Option Agreement to the extent of __________ shares of the Common Stock of the Company (the "Shares"). I deliver to the Company herewith a certified check in payment for the Shares, in an amount equal to the exercise price per Share set forth on the Stock Option Agreement multiplied by the number of Shares as to which this notice of exercise applies.

                                             Participant: [TYPE NAME]

Date:
       --------------------                  -------------------------------
                                             Participant's signature

                                             -------------------------------

                                             -------------------------------
                                             Address

                                             -------------------------------
                                             Social Security Number

NOTE: If options are being exercised on behalf of a deceased Participant, then this Notice must be signed by the Participant's personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the Participant's personal representative under applicable local law governing decedents' estates.

                                   TUCOWS INC.
               AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN
                             STOCK OPTION AGREEMENT
                             FOR CANADIAN EMPLOYEES


This Stock Option Agreement, dated ________________, evidences the grant of an option pursuant to the provisions of the Amended and Restated 1996 Equity Compensation Plan (the "Plan") of Tucows Inc. (the "Company") to the individual whose name appears below (the "Participant"), covering the specific number of shares of Common Stock of the Company ("Shares") set forth below, pursuant to the provisions of the Plan and on the following terms and conditions:

1. Name of Participant:
                         ----------------------------------------

2. Number of Shares subject to this option:                       Shares
                                             --------------------

3. Exercise price per Share subject to this option:  $
                                                       ----------

4. Date of grant of this option:
                                  -------------------------------

5. Vesting: Under the terms of this Stock Option Agreement, ________________ Shares shall vest on _____________, and an additional ________________ shall vest on ________________ and on the last day of each month ending after such date through __________________, with any remaining Shares vesting on
   ________________.

   Vesting ceases immediately upon termination of employment or provision of services for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date. Once vesting has occurred, the vested portion can be exercised at any time, subject to Section 6 below.

6. The last day on which the vested portion of this option can be exercised is the EARLIEST of:

     a.   ___________________

     b. the date on which the Participant's employment or provision of services terminates for "termination for cause" (as defined in the Plan);

     c. 90 days following the date that the Participant's employment or provision of services terminates other than for "termination for cause" (as defined in the Plan), death or "disability" (as defined in the Plan); or

     d. 1 year following the Participant's death or "disability" (as defined in the Plan).

The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference and this option is subject to such terms and conditions in all respects. Capitalized terms that are used but not otherwise defined herein shall have the meaning given to such terms in the Plan. This Stock Option Agreement (including the Annex A attached hereto) and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements. If the Participant is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Participant shall submit to the Company a notice of exercise, in the form attached as Annex A, specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise.



Accepted and Agreed:                        Tucows Inc.

______________________________              By:
                                                   ---------------------------
Signature of Participant
                                            Title:
                                                   ---------------------------


Attachment: Annex A (Form of Notice of Exercise)

                                     ANNEX A

                                   TUCOWS INC.
                       NOTICE OF EXERCISE OF STOCK OPTION

Pursuant to the provisions of the Tucows Inc. Amended and Restated 1996 Equity Compensation Plan (the "Plan") and the Stock Option Agreement dated _______________, issued by Tucows Inc. (the "Company") to ___________________,
(the "Stock Option Agreement"), I hereby exercise the option granted under the terms of the Stock Option Agreement to the extent of __________ shares of the Common Stock of the Company (the "Shares"). I deliver to the Company herewith a certified check in payment for the Shares, in an amount equal to the exercise price per Share set forth on the Stock Option Agreement multiplied by the number of Shares as to which this notice of exercise applies.

                                                 Participant: [TYPE NAME]

Date:
       --------------------                      -------------------------
                                                 Participant's signature

                                                 -------------------------

                                                 -------------------------
                                                 Address

                                                 -------------------------
                                                 Social Security Number

NOTE: If options are being exercised on behalf of a deceased Participant, then this Notice must be signed by the Participant's personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the Participant's personal representative under applicable local law governing decedents' estates.